SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D. C.  20549

                                  FORM 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):    July 17,
       1996


                       APPLIED MAGNETICS CORPORATION
           (Exact name of registrant as specified in its charter)
           ------------------------------------------------------



            Delaware              1-6635             95-1950506
            --------              ------             ----------
       (State or other       (Commission File       (IRS Employer
       jurisdiction of            Number)           Identification
       incorporation)                                   Number)




       Registrant's telephone number, including area code:
                      (805) 683-5353
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       ITEM 2                   ACQUISITION OR DISPOSITION OF ASSETS
       -------------------------------------------------------------

                 On July 17, 1996, the Registrant, through a non-judicial foreclosure following a breach of a stock pledge by a third party, acquired 75% of the outstanding common stock of Delta Bravo, Inc., a Delaware Corporation ("DBI"), in satisfaction of approximately $2.5 million of debt owed by DBI to the Registrant. DBI had previously defaulted on certain promissory notes issued to the Registrant by DBI in connection with the sale of Registrant's former subsidiaries, Magnetic Data, Inc. and Brum-Ko Magnetics Corporation, to DBI. DBI, with annual revenues of approximately $50 million, through its subsidiaries is engaged in the business of manufacturing and repairing components for the high technology industry.


       ITEM 7                   FINANCIAL STATEMENT AND EXHIBITS
       ---------------------------------------------------------

                 (a)  Financial statements of businesses acquired.

                 It is impracticable for the Registrant to provide the financial statements at the time of filing this Form 8-K report. The required financial statements will be filed within the 60-day period following the date of filing this Form 8-K report.


                                 SIGNATURE
                                 ---------

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     APPLIED MAGNETICS CORPORATION
                                     -----------------------------



       Date:  August 1, 1996         By:  /S/ Craig D. Crisman
                                          -------------------------
                                          Craig D. Crisman
                                          Chief Executive Officer
                                          Chief Financial Officer
                                          (Principal Financial
                                          Officer)






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